Exhibit 99.1

PerkinElmer Announces Financial Results for the Second Quarter of 2021

  Revenue of $1.228 billion; 51% reported growth; 41% organic growth
  GAAP EPS from continuing operations of $2.19; Adjusted EPS of $2.83
  Initiates Third Quarter and Raises Full-Year Revenue and Earnings Guidance
  Announces Agreement to Acquire BioLegend – Leading Antibody & Research Reagent Provider

Earnings Call Moved to Today at 8:00 a.m. Eastern Time; Dial-in Information Below

WALTHAM, Mass.--(BUSINESS WIRE)--July 26, 2021--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the second quarter ended July 4, 2021.

The Company reported GAAP earnings per share from continuing operations of $2.19, as compared to GAAP earnings per share from continuing operations of $1.23 in the second quarter of 2020. GAAP revenue for the quarter was $1.228 billion, as compared to $812 million in the second quarter of 2020. GAAP operating income from continuing operations for the quarter was $332 million, as compared to $176 million for the same period a year ago. GAAP operating profit margin was 27.1% as a percentage of revenue, as compared to 21.6% in the second quarter of 2020.

Adjusted earnings per share from continuing operations for the quarter was $2.83, as compared to $1.57 in the second quarter of 2020. Adjusted revenue for the quarter was $1.229 billion, as compared to $812 million in the second quarter of 2020. Adjusted operating income from continuing operations for the quarter was $411 million, as compared to $228 million for the same period a year ago. Adjusted operating profit margin was 33.5% as a percentage of adjusted revenue, as compared to 28.1% in the second quarter of 2020.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“The organization continues to perform extremely well through the first half of 2021. Underpinned by the strategic pillars we highlighted at our recent Analyst Day and now the exciting addition of BioLegend, PerkinElmer is well positioned to execute on both our near- and long-term goals,” said Prahlad Singh, president and chief executive officer of PerkinElmer. “The tremendous efforts by the more than 14,000 PerkinElmer employees across the globe have been instrumental in transforming the company into what it is today. I could not be more excited for what is to come in the years ahead.”

Financial Overview by Reporting Segment for the Second Quarter

Discovery & Analytical Solutions

  Second quarter 2021 revenue was $513 million, as compared to $391 million for the second quarter of 2020. Reported revenue increased 31% and organic revenue increased 22% as compared to the second quarter of 2020.
  Second quarter 2021 operating income from continuing operations was $64 million, as compared to $39 million for the comparable prior period.
  Second quarter 2021 adjusted operating income was $101 million, as compared to $57 million for the second quarter of 2020.

Diagnostics

  Second quarter 2021 revenue was $716 million, as compared to $421 million for the second quarter of 2020. Reported revenue increased 70% and organic revenue increased 59% as compared to the second quarter of 2020.
  Second quarter 2021 operating income from continuing operations was $286 million, as compared to $160 million for the comparable prior period.
  Second quarter 2021 adjusted operating income was $328 million, as compared to $190 million for the second quarter of 2020.

Initiates Third Quarter Guidance and Raises Full Year 2021 Guidance

For the third quarter of 2021, the Company forecasts adjusted revenue of approximately $1.00 billion and adjusted earnings per share of $1.62.

For the full year of 2021, the Company now forecasts adjusted revenue of $4.57 billion and adjusted earnings per share of $9.88.

Guidance for the third quarter and full year is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Announces Acquisition of BioLegend

The Company has also announced today that it has reached an agreement to acquire BioLegend, a leading manufacturer of innovative antibodies and research reagents for $5.25 billion. Please see today’s separate release for additional details on this transaction.

Conference Call Information

The Company will discuss its second quarter 2021 results, its outlook for business trends, and its acquisition of BioLegend in a conference call on July 26, 2021 at 8:00 a.m. Eastern Time. To access the call, please dial 720-405-2250 prior to the scheduled conference call time and provide the access code 9275741.

A live audio webcast of the call will be available on the Investors section of the Company’s website, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s website for a two-week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions, such as BioLegend, and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (6) our ability to compete effectively; (7) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (8) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (9) disruptions in the supply of raw materials and supplies; (10) our ability to retain key personnel; (11) significant disruption in our information technology systems, or cybercrime; (12) our ability to realize the full value of our intangible assets; (13) our failure to adequately protect our intellectual property; (14) the loss of any of our licenses or licensed rights; (15) the manufacture and sale of products exposing us to product liability claims; (16) our failure to maintain compliance with applicable government regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) the United Kingdom’s withdrawal from the European Union; (21) our ability to obtain future financing; (22) restrictions in our credit agreements; (23) discontinuation or replacement of LIBOR; (24) significant fluctuations in our stock price; (25) reduction or elimination of dividends on our common stock; and (26) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $3.8 billion in 2020, has about 14,000 employees serving customers in more than 190 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	July 4, 2021	July 5, 2020	July 4, 2021	July 5, 2020

Revenue	$1,228,471	$811,718	$2,536,160	$1,464,114

Cost of revenue	543,277	364,374	1,065,820	708,747
Selling, general and administrative expenses	281,819	221,026	533,229	429,595
Research and development expenses	65,824	49,521	126,040	98,435
Restructuring and other, net	5,063	1,158	10,807	7,016

Operating income from continuing operations	332,488	175,639	800,264	220,321

Interest income	(367)	(192)	(778)	(457)
Interest expense	16,750	11,586	30,876	25,251
Change in fair value of financial securities	(8,633)	-	(27,931)	-
Other income, net	(1,319)	(582)	(8,442)	(3,989)

Income from continuing operations, before income taxes	326,057	164,827	806,539	199,516

Provision for income taxes	80,089	27,614	181,228	28,588

Income from continuing operations	245,968	137,213	625,311	170,928

Loss on disposition of discontinued operations, before income taxes	-	-	-	-
Provision for income taxes on discontinued operations and dispositions	38	51	76	101

Loss from discontinued operations and dispositions	(38)	(51)	(76)	(101)

Net income	$245,930	$137,162	$625,235	$170,827

Diluted earnings per share:
Income from continuing operations	$2.19	$1.23	$5.56	$1.53

Loss from discontinued operations and dispositions	(0.00)	(0.00)	(0.00)	(0.00)

Net income	$2.19	$1.23	$5.56	$1.53

Weighted average diluted shares of common stock outstanding	112,417	111,869	112,456	111,756
ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$2.19	$1.23	$5.56	$1.53
Amortization of intangible assets	0.53	0.42	1.01	0.84
Purchase accounting adjustments	0.03	0.01	0.07	(0.09)
Acquisition and divestiture-related costs	0.09	(0.05)	0.13	0.06
Change in fair value of financial securities	(0.08)	-	(0.25)	-
Significant litigation matters and settlements	-	0.03	-	0.03
Significant environmental matters	-	0.05	-	0.05
Restructuring and other, net	0.05	0.01	0.10	0.06
Tax on above items	(0.11)	(0.13)	(0.21)	(0.25)
Significant tax items	0.13	-	0.13	-
Adjusted EPS	$2.83	$1.57	$6.55	$2.24

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Six Months Ended
(In thousands, except percentages)		July 4, 2021	July 5, 2020	July 4, 2021	July 5, 2020

DAS	Reported revenue	$512,829	$391,002	$967,438	$789,397
	Purchase accounting adjustments	822	-	1,849	-
	Adjusted revenue	513,651	391,002	969,287	789,397

	Reported operating income from continued operations	64,155	39,430	107,102	67,943
	OP%	12.5%	10.1%	11.1%	8.6%
	Amortization of intangible assets	23,072	20,506	43,492	41,216
	Purchase accounting adjustments	1,473	136	3,649	(11,334)
	Acquisition and divestiture-related costs	8,597	(5,486)	14,505	6,833
	Significant litigation matters and settlements	-	2,001	-	2,399
	Restructuring and other, net	3,615	845	7,744	4,754
	Adjusted operating income	100,912	57,432	176,492	111,811
	Adjusted OP%	19.6%	14.7%	18.2%	14.2%

Diagnostics	Reported revenue	715,642	420,716	1,568,722	674,717
	Purchase accounting adjustments	199	196	398	392
	Adjusted revenue	715,841	420,912	1,569,120	675,109

	Reported operating income from continued operations	286,280	160,300	727,747	189,891
	OP%	40.0%	38.1%	46.4%	28.1%
	Amortization of intangible assets	36,489	26,211	70,226	52,751
	Purchase accounting adjustments	2,107	1,336	4,378	1,765
	Acquisition and divestiture-related costs	2,051	263	5,810	305
	Significant litigation matters and settlements	-	1,200	-	1,245
	Restructuring and other, net	1,448	313	3,063	2,262
	Adjusted operating income	328,375	189,623	811,224	248,219
	Adjusted OP%	45.9%	45.1%	51.7%	36.8%

Corporate	Reported operating loss	(17,947)	(24,091)	(34,585)	(37,513)
	Significant environmental matters	-	5,242	-	5,242
	Adjusted operating loss	(17,947)	(18,849)	(34,585)	(32,271)

Continuing Operations	Reported revenue	$1,228,471	$811,718	$2,536,160	$1,464,114
	Purchase accounting adjustments	1,021	196	2,247	392
	Adjusted revenue	1,229,492	811,914	2,538,407	1,464,506

	Reported operating income from continued operations	332,488	175,639	800,264	220,321
	OP%	27.1%	21.6%	31.6%	15.0%
	Amortization of intangible assets	59,561	46,717	113,718	93,967
	Purchase accounting adjustments	3,580	1,472	8,027	(9,569)
	Acquisition and divestiture-related costs	10,648	(5,223)	20,315	7,138
	Significant litigation matters and settlements	-	3,201	-	3,644
	Significant environmental matters	-	5,242	-	5,242
	Restructuring and other, net	5,063	1,158	10,807	7,016
	Adjusted operating income	$411,340	$228,206	$953,131	$327,759
	Adjusted OP%	33.5%	28.1%	37.5%	22.4%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	July 4, 2021	January 3, 2021

Current assets:
Cash and cash equivalents	$572,810	$402,036
Accounts receivable, net	992,602	1,155,109
Inventories, net	513,429	514,567
Other current assets	181,151	167,208
Total current assets	2,259,992	2,238,920

Property, plant and equipment, net	379,065	368,304
Operating lease right-of-use assets	208,494	207,236
Intangible assets, net	1,561,534	1,365,693
Goodwill	3,844,070	3,447,114
Other assets, net	486,306	333,048
Total assets	$8,739,461	$7,960,315

Current liabilities:
Current portion of long-term debt	$4,669	$380,948
Accounts payable	324,711	327,325
Accrued expenses and other current liabilities	793,443	943,916
Total current liabilities	1,122,823	1,652,189

Long-term debt	2,348,523	1,609,701
Long-term liabilities	838,974	774,531
Operating lease liabilities	189,334	188,402
Total liabilities	4,499,654	4,224,823

Total stockholders' equity	4,239,807	3,735,492
Total liabilities and stockholders' equity	$8,739,461	$7,960,315

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	July 4, 2021	July 5, 2020	July 4, 2021	July 5, 2020
	(In thousands)		(In thousands)

Operating activities:
Net income	$245,930	$137,162	$625,235	$170,827
Loss from discontinued operations and dispositions, net of income taxes	38	51	76	101
Income from continuing operations	245,968	137,213	625,311	170,928
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	7,204	9,604	12,361	12,654
Restructuring and other, net	5,063	1,158	10,807	7,016
Depreciation and amortization	75,636	59,289	145,822	120,047
Change in fair value of contingent consideration	237	879	477	(11,446)
Amortization of deferred debt financing costs and accretion of discounts	828	935	1,724	1,642
Change in fair value of financial securities	(8,633)	-	(27,931)	-
Amortization of acquired inventory revaluation	2,322	397	5,303	1,485
Loss on disposition of businesses and assets, net	-	485	-	485
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(9,920)	(76,288)	155,270	4,312
Inventories	22,246	(71,949)	7,239	(126,707)
Accounts payable	(21,747)	17,744	(26,795)	20,907
Accrued expenses and other	(31,342)	59,130	(148,226)	(2,677)
Net cash provided by operating activities of continuing operations	287,862	138,597	761,362	198,646

Investing activities:
Capital expenditures	(20,364)	(16,650)	(34,675)	(37,138)
Purchases of investments	(10,507)	(5,755)	(14,507)	(7,393)
Proceeds from surrender of life insurance policies	-	79	-	131
Proceeds from disposition of businesses and assets	-	1,755	-	1,815
Cash paid for acquisitions, net of cash, cash equivalents and restricted cash acquired	(259,154)	(2,990)	(702,697)	(2,990)
Net cash used in investing activities of continuing operations	(290,025)	(23,561)	(751,879)	(45,575)

Financing Activities:
Payments on borrowings	(20,000)	(149,000)	(763,545)	(290,000)
Proceeds from borrowings	145,000	63,000	729,000	188,000
Payments of senior debt	(339,605)	-	(339,605)
Proceeds from sale of senior debt	-	-	799,856	-
Payments of debt financing costs	(360)	-	(8,242)	-
Settlement of cash flow hedges	(11,940)	(3,671)	(5,935)	5,037
Net payments on other credit facilities	(2,027)	(1,753)	(11,826)	(6,036)
Payments for acquisition-related contingent consideration	-	(5,200)	-	(5,200)
Proceeds from issuance of common stock under stock plans	9,198	8,968	14,185	10,074
Purchases of common stock	(30,145)	(327)	(72,924)	(6,669)
Dividends paid	(7,845)	(7,791)	(15,697)	(15,572)
Net cash (used in) provided by financing activities of continuing operations	(257,724)	(95,774)	325,267	(120,366)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,810)	5,510	(10,659)	(4,658)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(263,697)	24,772	324,091	28,047
Cash, cash equivalents, and restricted cash at beginning of period	990,401	195,169	402,613	191,894
Cash, cash equivalents, and restricted cash at end of period	$726,704	$219,941	$726,704	$219,941

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$572,810	$218,536	$572,810	$218,536
Restricted cash included in other current assets	1,750	1,405	1,750	1,405
Restricted cash included in other assets	152,144	-	152,144	-
Total cash, cash equivalents and restricted cash	$726,704	$219,941	$726,704	$219,941

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	July 4, 2021		July 5, 2020

Adjusted revenue:
Revenue	$1,228.5		$811.7
Purchase accounting adjustments	1.0		0.2
Adjusted revenue	$1,229.5		$811.9

Adjusted gross margin:
Gross margin	$685.2	55.8%	$447.3	55.1%
Amortization of intangible assets	22.7	1.8%	16.0	2.0%
Purchase accounting adjustments	3.3	0.3%	0.6	0.1%
Adjusted gross margin	$711.2	57.8%	$463.9	57.1%

Adjusted SG&A:
SG&A	$281.8	22.9%	$221.0	27.2%
Amortization of intangible assets	(36.9)	-3.0%	(30.7)	-3.8%
Purchase accounting adjustments	(0.2)	0.0%	(0.9)	-0.1%
Acquisition and divestiture-related expenses	(10.6)	-0.9%	5.2	0.6%
Significant litigation matters and settlements	-	0.0%	(3.2)	-0.4%
Significant environmental matters	-	0.0%	(5.2)	-0.6%
Adjusted SG&A	$234.0	19.0%	$186.2	22.9%

R&D	$65.8	5.4%	$49.5	6.1%

Adjusted operating income:
Operating income	$332.5	27.1%	$175.6	21.6%
Amortization of intangible assets	59.6	4.8%	46.7	5.8%
Purchase accounting adjustments	3.6	0.3%	1.5	0.2%
Acquisition and divestiture-related costs	10.6	0.9%	(5.2)	-0.6%
Significant litigation matters and settlements	-	0.0%	3.2	0.4%
Significant environmental matters	-	0.0%	5.2	0.6%
Restructuring and other, net	5.1	0.4%	1.2	0.1%
Adjusted operating income	$411.3	33.5%	$228.2	28.1%

	PKI
	Three Months Ended
	July 4, 2021		July 5, 2020

Adjusted EPS:
GAAP EPS	$2.19		$1.23
Discontinued operations, net of income taxes	(0.00)		(0.00)
GAAP EPS from continuing operations	2.19		1.23
Amortization of intangible assets	0.53		0.42
Purchase accounting adjustments	0.03		0.01
Acquisition and divestiture-related costs	0.09		(0.05)
Change in fair value of financial securities	(0.08)		-
Significant litigation matters and settlements	-		0.03
Significant environmental matters	-		0.05
Restructuring and other, net	0.05		0.01
Tax on above items	(0.11)		(0.13)
Significant tax items	0.13		-
Adjusted EPS	$2.83		$1.57

	DAS
	Three Months Ended
	July 4, 2021		July 5, 2020

Adjusted revenue:
Revenue	$512.8		$391.0
Purchase accounting adjustments	0.8		-
Adjusted revenue	$513.7		$391.0

Adjusted operating income:
Operating income	$64.2	12.5%	$39.4	10.1%
Amortization of intangible assets	23.1	4.5%	20.5	5.2%
Purchase accounting adjustments	1.5	0.3%	0.1	0.0%
Acquisition and divestiture-related costs	8.6	1.7%	(5.5)	-1.4%
Significant litigation matters and settlements	-	0.0%	2.0	0.5%
Restructuring and other, net	3.6	0.7%	0.8	0.2%
Adjusted operating income	$100.9	19.6%	$57.4	14.7%

	Diagnostics
	Three Months Ended
	July 4, 2021		July 5, 2020

Adjusted revenue:
Revenue	$715.6		$420.7
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$715.8		$420.9

Adjusted operating income:
Operating income	$286.3	40.0%	$160.3	38.1%
Amortization of intangible assets	36.5	5.1%	26.2	6.2%
Purchase accounting adjustments	2.1	0.3%	1.3	0.3%
Acquisition and divestiture-related costs	2.1	0.3%	0.3	0.1%
Significant litigation matters and settlements	-	0.0%	1.2	0.3%
Restructuring and other, net	1.4	0.2%	0.3	0.1%
Adjusted operating income	$328.4	45.9%	$189.6	45.1%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Six Months Ended
	July 4, 2021		July 5, 2020

Adjusted revenue:
Revenue	$2,536.2		$1,464.1
Purchase accounting adjustments	2.2		0.4
Adjusted revenue	$2,538.4		$1,464.5

Adjusted gross margin:
Gross margin	$1,470.3	58.0%	$755.4	51.6%
Amortization of intangible assets	43.0	1.7%	32.1	2.2%
Purchase accounting adjustments	7.6	0.3%	1.9	0.1%
Adjusted gross margin	$1,520.9	59.9%	$789.3	53.9%

Adjusted SG&A:
SG&A	$533.2	21.0%	$429.6	29.3%
Amortization of intangible assets	(70.7)	-2.8%	(61.9)	-4.2%
Purchase accounting adjustments	(0.5)	0.0%	11.4	0.8%
Acquisition and divestiture-related expenses	(20.3)	-0.8%	(7.1)	-0.5%
Significant litigation matters and settlements	-	0.0%	(3.6)	-0.2%
Significant environmental matters	-	0.0%	(5.2)	-0.4%
Adjusted SG&A	$441.7	17.4%	$363.1	24.8%

R&D	$126.0	5.0%	$98.4	6.7%

Adjusted operating income:
Operating income	$800.3	31.6%	$220.3	15.0%
Amortization of intangible assets	113.7	4.5%	94.0	6.4%
Purchase accounting adjustments	8.0	0.3%	(9.6)	-0.7%
Acquisition and divestiture-related costs	20.3	0.8%	7.1	0.5%
Significant litigation matters and settlements	-	0.0%	3.6	0.2%
Significant environmental matters	-	0.0%	5.2	0.4%
Restructuring and other, net	10.8	0.4%	7.0	0.5%
Adjusted operating income	$953.1	37.5%	$327.8	22.4%

	PKI
	Six Months Ended
	July 4, 2021		July 5, 2020

Adjusted EPS:
GAAP EPS	$5.56		$1.53
Discontinued operations	(0.00)		(0.00)
GAAP EPS from continuing operations	5.56		1.53
Amortization of intangible assets	1.01		0.84
Purchase accounting adjustments	0.07		(0.09)
Significant litigation matters and settlements	-		0.03
Significant environmental matters	-		0.05
Acquisition and divestiture-related costs	0.13		0.06
Change in fair value of financial securities	(0.25)		-
Restructuring and other, net	0.10		0.06
Tax on above items	(0.21)		(0.25)
Significant tax items	0.13		-
Adjusted EPS	$6.55		$2.24

	DAS
	Six Months Ended
	July 4, 2021		July 5, 2020

Adjusted revenue:
Revenue	$967.4		$789.4
Purchase accounting adjustments	1.8		-
Adjusted revenue	$969.3		$789.4

Adjusted operating income:
Operating income	$107.1	11.1%	$67.9	8.6%
Amortization of intangible assets	43.5	4.5%	41.2	5.2%
Purchase accounting adjustments	3.6	0.4%	(11.3)	-1.4%
Acquisition and divestiture-related costs	14.5	1.5%	6.8	0.9%
Significant litigation matters and settlements	-	0.0%	2.4	0.3%
Restructuring and other, net	7.7	0.8%	4.8	0.6%
Adjusted operating income	$176.5	18.2%	$111.8	14.2%

	Diagnostics
	Six Months Ended
	July 4, 2021		July 5, 2020

Adjusted revenue:
Revenue	$1,568.7		$674.7
Purchase accounting adjustments	0.4		0.4
Adjusted revenue	$1,569.1		$675.1

Adjusted operating income:
Operating income	$727.7	46.4%	$189.9	28.1%
Amortization of intangible assets	70.2	4.5%	52.8	7.8%
Purchase accounting adjustments	4.4	0.3%	1.8	0.3%
Acquisition and divestiture-related costs	5.8	0.4%	0.3	0.0%
Significant litigation matters and settlements	-	0.0%	1.2	0.2%
Restructuring and other, net	3.1	0.2%	2.3	0.3%
Adjusted operating income	$811.2	51.7%	$248.2	36.8%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
July 4, 2021
Organic revenue growth:
Reported revenue growth	51%
Less: effect of foreign exchange rates	5%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	6%
Organic revenue growth	41%

DAS
Three Months Ended
July 4, 2021
Organic revenue growth:
Reported revenue growth	31%
Less: effect of foreign exchange rates	4%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	6%
Organic revenue growth	22%

Diagnostics
Three Months Ended
July 4, 2021
Organic revenue growth:
Reported revenue growth	70%
Less: effect of foreign exchange rates	5%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	6%
Organic revenue growth	59%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, asset impairments, and significant environmental charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in the value of financial securities and debt extinguishment costs.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules— accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, interest expense, foreign exchange gains and losses, integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Acceleration of executive compensation—the announced retirement of a senior executive resulted in an acceleration of compensation expense. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period— we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
  Impact of significant tax events – we exclude the impact of significant tax events, such as the Tax Cuts and Jobs Act of 2017. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
  Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, acceleration of executive compensation, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
PerkinElmer, Inc.
Steve Willoughby (781) 663-5677
steve.willoughby@perkinelmer.com

Media Contact:
PerkinElmer, Inc.
Fara Goldberg (781) 663-5699
fara.goldberg@perkinelmer.com